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                                                                    EXHIBIT 7.12


HYPOTHECATION AGREEMENT                                         CLEVELAND, OHIO
                                                               AUGUST ____, 1998
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The undersigned ("Pledgor") grants to NATIONAL CITY BANK ("Bank"), Cleveland,
Ohio, as security for all Liabilities of

                               Richard M. Osborne                   ("Borrower")
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to Bank, a security interest in the following property:

            720,910 shares of Central Reserve Life Corporation stock
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            owned by Turkey Vulture Fund XIII Ltd.
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and in any and all additions thereto and substitutions therefor in whole or in part and in all proceeds of the foregoing (all of which property, additions, substitutions and proceeds are hereinafter called "Pledgor's Collateral").

"Liabilities" means all indebtedness of Borrower to Bank including without limitation each Commitment by Bank and every other liability whether now existing or hereafter arising, whether owing by Borrower alone (and, if "Borrower" includes more than one person or entity, whether owing by one, more or all of them) or with one or more others in a joint, several or joint and several capacity, whether owing absolutely or contingently, whether created by loan, overdraft, guaranty of payment or other contract or by quasi-contract, tort, statute or operation of law, whether incurred directly to Bank or acquired by Bank by purchase, pledge or otherwise and whether participated to or from Bank in whole or in part. "Obligor" means any person or entity who, or any of whose property, is or shall be obligated on the Liabilities in any manner and in addition to Pledgor and Borrower includes without limitation co-makers, endorsers, guarantors, subordinating creditors, pledgors and mortgagors, if any. "Collateral" means, collectively, all property, if any, securing the Liabilities, whether owned by Pledgor, Borrower or any other Obligor. "Commitment" means any commitment (either conditional or unconditional) to extend credit to Borrower pursuant to a credit agreement or to extend credit for Borrower's account pursuant to a letter of credit or any similar commitment; PROVIDED that Bank shall have received a consideration of some kind for the commitment.

Bank shall have the right (but not the duty) to transfer to or register in its name or in the name of its nominee all or any part of Pledgor's Collateral; provided that neither Bank nor Bank's nominee shall have the right to vote any securities included in Pledgor's Collateral unless Bank shall have given Pledgor not less than ten (10) days' prior written notice that any or all of the Liabilities are then in default in any manner and that Bank may thereafter vote the securities. Pledgor agrees that Bank shall have no duty to collect or protect any Collateral or any income therefrom, nor to preserve rights against prior parties nor to exercise any warrant or option or preserve any right pertaining thereto beyond maintaining the safe custody of any Collateral.

If for any reason Pledgor shall at any time obtain possession of any of Pledgor's Collateral, whether by reason of stock splits, stock dividends or liquidating dividends, paid directly to Pledgor or otherwise (other than cash payments of accrued interest or current dividends paid out of earnings), Pledgor shall in each case receive the same in trust for the benefit of Bank and shall immediately deposit the same with Bank (together with executed transfer powers, indorsements, assignments and other documents that Bank may request).

Upon non-payment of the Liabilities or any thereof when due, whether by lapse of time or by acceleration or otherwise, Bank in its sole discretion, upon such terms and conditions and in such manner as Bank deems advisable, may sell, assign, transfer and deliver Pledgor's Collateral at any time or from time to time any thereof. No prior notice need be given to Pledgor or to Borrower or anyone else in the case of any sale of Collateral which Bank in good faith determines to be declining rapidly in value or which is customarily sold at any securities exchange or in the over-the-counter market or in any other recognized market; but in any other case Bank shall give Pledgor not less than ten (10) days' prior notice of either the date after which any intended private sale is to be made or the time and place of any intended public sale. Pledgor hereby waives advertisement of any sale and except only to the extent notice is specifically required by the previous sentence, waives notice of any kind in respect of any sale. At any public sale Bank may purchase all or any part of Pledgor's Collateral free from any right of redemption, which right Pledgor hereby waives. After deducting all expenses of every kind, Bank may hold all or any part of the net proceeds of any sale as security for or may apply the net proceeds on the Liabilities in such order of preference as Bank may determine.

Pledgor's obligations and liabilities under this Agreement shall remain in full effect until payment in full of the Liabilities regardless of the lapse of time, regardless of any act, omission or course of dealing whatever on Bank's part and regardless of any other event, condition or thing. Without limiting the generality of the foregoing, Pledgor's obligations under this Agreement shall not be impaired or diminished by (a) any failure or refusal of Bank to grant any financial accommodation to Borrower even if Bank thereby breaches any duty or commitment to Borrower or anyone else, (b) any extension, renewal or refinancing of the Liabilities or any thereof in whole or in part, even if Borrower might then be in default in any respect, (c) any


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waiver of any default or any consent or indulgence granted to any Obligor, (d)
any acceptance of Collateral for or any Obligor on the Liabilities, (e) any release of any Collateral or Obligor, even if Bank receives no consideration for the release, (f) Bank's failure to make any presentment, protest or demand for payment, to assert or perfect any claim or demand or to enforce any right or remedy, or any delay or neglect by Bank in respect of the foregoing, (g) any failure to give Pledgor notice of the granting of any financial accommodation to Borrower or the terms and other provisions applicable thereto, or of any default by Borrower or any other Obligor or of any other event, condition or thing other than any specifically required by this Agreement or (h) any illegality, invalidity or unenforceability of the Liabilities.

This Agreement shall remain in full force and effect until Bank's Commercial and Collateral Loan Department receives written notice either that Pledgor desires to terminate this Agreement as to any Liabilities incurred after the giving of any such notice or that Pledgor has become deceased or legally incapacitated or has been adjudicated a bankrupt or insolvent; provided that after any such termination Pledgor's Collateral shall continue to secure (i) the payment in full of the Liabilities arising prior to the giving of notice of termination,
(ii) all Liabilities incurred pursuant to a Commitment provided that Bank shall have made the Commitment prior to receipt of notice of termination and (iii) all subsequent renewals and extensions, if any, of any or all of the Liabilities referred to in (i) or (ii) in whole or in part even if the renewal or extension is effected after Bank's receipt of notice of termination.

All notices to Pledgor shall deemed given when mailed to Pledgor's address listed below (or such other address as Pledgor may hereafter specify in writing to Bank for the purpose) whether or not received; however no method of giving actual notice is hereby precluded. Any and all waivers, consents and agreements by Bank must be in writing. This Agreement shall bind Pledgor and Pledgor's heirs, executors, administrators, successors and assigns and shall benefit Bank and Bank's successors and assigns. The rights and remedies conferred upon Bank by this Agreement are in addition to those Bank may have by other contract or by statute or operation of law. If more than one person or entity signs below, the term "Pledgor" shall mean each of them, their obligations hereunder shall be joint and several and each shall be the agent of the other for all purposes related to this Agreement. This Agreement shall be governed by Ohio law.


                                         By: /s/ RICHARD M. OSBORNE
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          MAILING ADDRESS                             SIGNATURE


                                         By: Richard M. Osborne
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          MAILING ADDRESS                             SIGNATURE


47003-9 (Rev. 9/86) DUP.